Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF PHINIA INC.
PHINIA Inc. (the “Corporation”), existing pursuant to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on February 9, 2023 (the “Original Certificate of Incorporation”) under the name PHINIA Inc.
2.This Amended and Restated Certificate of Incorporation, which restates and amends the Original Certificate of Incorporation of the Corporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL by the Board of Directors and approved in accordance with Section 245 of the DGCL by the sole stockholder of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.
3.This Amended and Restated Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”) shall become effective at 12:01 a.m. (Eastern Time) on [●], 2023.
4.The Original Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation (hereinafter called the “Corporation”) is PHINIA Inc.
ARTICLE II
REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
SECTION 1.    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 201,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:
(a)    the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;
(b)    the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;
(c)    the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;
(d)    whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(e)    whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(f)    the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;
(g)    whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on a parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on a parity with or ranking junior to the shares of such series in any respect;
(h)    whether such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited; and
(i)    any other powers, designations, preferences and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.
The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

SECTION 2.    A statement of the powers, designations, preferences, rights, qualifications, limitations and restrictions in respect of the shares of Common Stock is as follows:
(a)    The holders of Common Stock shall be entitled to dividends only if, when and as the same shall be declared by the Board of Directors and as may be permitted by law and the preferences of any outstanding Preferred Stock.
(b)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.
(c)    Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.
ARTICLE V
BOARD OF DIRECTORS
SECTION 1.    The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
SECTION 2.    Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors adopted by the affirmative vote of not less than a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).
SECTION 3.    The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually for terms of one year expiring at the next annual meeting of stockholders and shall continue to hold office until such director’s successor shall have been elected and qualified.
SECTION 4.    Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect directors under specified circumstances, any director may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purpose of this Certificate of Incorporation, “Voting Stock” shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of directors.
SECTION 5.     Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and shall continue to hold office until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI
MAKING AND AMENDMENT OF BY-LAWS
SECTION 1.    Power of Directors. The Board of Directors, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware and by this Certificate of Incorporation, is expressly authorized to make, amend or repeal the By-Laws of the Corporation; provided, however, that any such making, amendment or repeal must be approved by resolution of the Board of Directors adopted by the affirmative vote of not less than a majority of the Whole Board.
ARTICLE VII
STOCKHOLDER ACTIONS
SECTION 1.    Written Consent Prohibition. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by consent of stockholders in lieu of a meeting.
ARTICLE VIII
ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND OFFICERS
A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) applicable to directors under Section 174 of the DGCL, (iv) applicable to officers for any action by or in the right of the Corporation, or (v) for any transaction from which the director or officer derived an improper personal benefit. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal. If the DGCL is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.
ARTICLE IX
INDEMNIFICATION
SECTION 1.    Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.
SECTION 2.    Rights Not Exclusive. The right of indemnification provided in this Article IX shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statute, under the By-Laws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X
AMENDMENTS
Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any certificate of designation of any series of Preferred Stock, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X.